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                                                                    Exhibit 23.2

                                                                VAN DORN & BOSSI
                                                    Certified Public Accountants

June 17, 1996

Financial Bancorp, Inc.
125 North Commercial Street
Trinidad, Colorado 81082

     Re: Consent to Filing of Consolidated Financial Statements

Ladies and Gentlemen:

We hereby consent to the inclusion of our auditor's report on the consolidated financial statements of Financial Bancorp, Inc. and subsidiary as of December 31, 1995, 1994 and 1993 and for each of the years then ended as an exhibit to the Registration Statement on Form S-4 which has been delivered to the Securities and Exchange Commission in connection with the merger of Financial Bancorp, Inc., a Colorado corporation, with Trinidad Acquisition Corporation, a Colorado corporation, and Community First Bankshares, Inc., a Delaware corporation, with Community First Bankshares, Inc. being the survivor, pursuant to that certain Agreement and Plan of Merger date as of March 8, 1996 and to the use of our name in the Proxy Statement/Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Van Dorn & Bossi

Certified Public Accountants